     Exhibit 5.13
[Letterhead of Sullivan & Cromwell LLP]
December 4, 2007
GS Finance Corp.,
     85 Broad Street,
          New York, New York 10004.
The Goldman Sachs Group, Inc.,
     85 Broad Street,
          New York, New York 10004.
Ladies and Gentlemen:
                    We are acting as counsel to GS Finance Corp., a Delaware corporation (the “Company”), and to The Goldman Sachs Group, Inc., a Delaware corporation (the “Guarantor”), in connection with their filing of a post-effective amendment to the registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”). The Registration Statement is being amended to register the following securities:
•	the Company’s senior and subordinated debt securities and cash-settled warrants (collectively, the “Securities”), and units comprised of Securities or of Securities and debt or equity securities of the Guarantor; and

•	guarantees of the Guarantor, to the extent provided therein, with respect to payments on the Securities (the “Guarantees”).
Each of the Securities and the Guarantees is to be issued under the Senior Debt Indenture, dated as of December 4, 2007, among the Company, the Guarantor and the trustee thereunder (the “Senior Debt Indenture”), an indenture relating to subordinated debt securities of the Company among the Company, the Guarantor and a trustee thereunder (the “Subordinated Debt Indenture”) or an indenture relating to warrants of the Company among the Company, the Guarantor and a trustee thereunder (the “Warrant Indenture”), as applicable. The Subordinated Debt Indenture and the Warrant Indenture have not yet been prepared.
                    In connection with the filing of the Registration Statement, we, as your counsel, have examined such corporate records, certificates and other documents, including the resolutions of the Company’s Board of Directors authorizing the issuance of the Securities (the “Company Resolutions”) and the resolutions of the Guarantor’s Board of Directors authorizing the issuance of the Guarantees (the “Guarantor Resolutions” and, together with the Company Resolutions, the “Resolutions”), and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.
                    Upon the basis of such examination, we advise you that, in our opinion:
          (1) Securities. The Senior Debt Indenture has been duly authorized, executed and delivered by each of the Company and the Guarantor. When the Registration Statement has become effective under the Act, when each of the Subordinated Debt Indenture and the Warrant Indenture has been duly authorized, executed and delivered by the parties thereto and duly qualified under the Trust Indenture Act of 1939, when the terms of the Securities and of their issuance and sale have been duly established in conformity with the applicable indenture under which they are to be issued so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or the Guarantor, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the Guarantor, and when the Securities have been duly executed and authenticated in accordance with the applicable indenture and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Company Resolutions and the Guarantor Resolutions, the Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Securities covered by the opinion in this paragraph include any Securities that may be issued as part of the units referenced in the first paragraph of this letter.
          (2) Guarantees. When the Registration Statement has become effective under the Act, when each of the Subordinated Debt Indenture and the Warrant Indenture has been duly authorized, executed and delivered by the parties thereto and duly qualified under the Trust Indenture Act of 1939, when the terms of the Guarantees and the corresponding Securities and of their issuance have been duly established in conformity with the applicable indenture under which they are to be issued so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Guarantor or the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Guarantor or the Company, and when the Guarantees have been duly executed, and the corresponding Securities have been duly executed and authenticated, in accordance with the applicable indenture and issued by the Guarantor and the
Company, respectively, and sold by the Company as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Guarantor Resolutions and the Company Resolutions, the Guarantees will constitute valid and legally binding obligations of the Guarantor, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Guarantees covered by the opinion in this paragraph include any Guarantees that, with the corresponding Securities, may be issued as part of the units referenced in the first paragraph of this letter.
                    We note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.
                    The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.
                    We have relied as to certain matters on information obtained from public officials, officers of the Company or the Guarantor and other sources believed by us to be responsible. We have assumed, without independent verification, that the Senior Debt Indenture has been duly authorized, executed and delivered by the trustee thereunder, that all other governing documents under which the Securities and Guarantees are to be issued will have been duly authorized, executed and delivered by all parties thereto other than the Company or the Guarantor and that the signatures on documents examined by us are genuine. We have also assumed that the authority granted in the Resolutions will remain in effect at all relevant times and that neither Securities nor Guarantees will be issued or other action taken in contravention of any applicable limit established pursuant to the Resolutions from time to time. Finally, we express no opinion with regard to any securities that have previously been registered under the Registration Statement, including and such securities that may be part of the units referenced in the first paragraph of this letter.
                    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of the Securities and Guarantees” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.
Very truly yours,
/s/ SULLIVAN & CROMWELL LLP